MEMORANDUM

TO:    J.D. Crowley

FROM:    Andrew Sutor [Sign or Initial Here]

DATE:    December 14, 2021

RE:    First Amendment to Employment Agreement

    This memorandum (“First Amendment”) will confirm our agreement to amend and modify the terms of your Employment Agreement, dated March 4, 2020 (the “Agreement”), between Audacy Operations, Inc. (f/k/a “Entercom Operations, Inc.”) (the “Company”) and you, J.D. Crowley (the “Employee”).
    1.    Amendments
1.1The Agreement is modified to reflect that references to “Entercom” or “the Company” are defined to refer to Audacy Operations, Inc., unless otherwise specified.
1.2Paragraph 1(d) of the Agreement (entitled “Duties”) is hereby amended to reflect that Employee’s title shall be Executive Vice President - Chief Digital Officer.
1.3Paragraph 2(a) of the Agreement (entitled “Salary”) is hereby amended to reflect that, the Company will pay Employee, on a bi-weekly basis, or such other basis that the Company may advise Employee in writing, a salary at an annualized rate of $700,000.00 retroactive to June 1, 2021 and through March 31, 2023.
1.4Paragraph 2(b) of the Agreement (entitled “Incentive Compensation”) is hereby amended to reflect that, commencing with calendar year 2021 (i.e., payable in 2022 based on performance in 2021), Employee will be eligible to receive an Annual Incentive Bonus with a target of amount of $400,000.
1.5Paragraph 2(d) of the Agreement (entitled “Future Grants of Time Vesting Equity”) is hereby amended to reflect that, commencing in 2022, Employee will be eligible for an annual equity grant with an aggregate target amount of $350,000, or such other amount as determined by the Compensation Committee.
2.    Effect of Amendment. All terms and provisions of the Agreement not expressly modified herein shall remain in full force and effect and are binding on the Employee and the Company.

    Please countersign this memorandum to confirm your acceptance of these terms and return it to me.

ACCEPTED & AGREED TO:

By:        /J.D. Crowley/
    J.D. Crowley

Dated:        12/14/2021

AUD 129028